Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of the following reports, in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-202053) and related Prospectus of EQT GP Holdings, LP for the registration of common units representing limited partner interests:

(1)         Our report dated April 1, 2015 relating to the combined financial statements of EQT GP Holdings Predecessor

(2)         Our report dated April 23, 2015 relating to the balance sheet of EQT GP Holdings, LP

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
May 4, 2015